Exhibit 10.2

Stock Option Grant and Grant Agreement

Pursuant to The

SolarWindow Technologies, Inc. 2006 Incentive Stock Option Plan

This Stock Option Grant and Grant Agreement dated as of June 29, 2020 between SolarWindow Technologies, Inc., a Nevada Corporation having an office at 300 Main Street Suite 6, Vestal, New York 13850 (the “Company”), and Jatinder S. Bhogal (the “Optionee”). The effective date of this Agreement is July 1, 2020.

On June 8, 2020, the Optionee, a director of the Company, and the Company entered into a Memorandum of Understanding outlining the general terms and conditions of a proposed consulting arrangement between the Company and Vector Asset Management, Inc., a Canadian corporation wholly-owned by the Optionee (“VAMI”); among the terms was a condition that the Company grant a provisional stock option to VAMI the effectiveness of which was conditioned upon the negotiation, execution and delivery of a definitive consulting agreement no later than June 30, 2020 (the “Conditional Option Grant”).

Pursuant to the Conditional Grant, the Optionee has the right, but not the obligation, to purchase up to 2,500,000 shares of the Company’s common stock at a per share purchase price of $2.60, the closing price of the Company’s common stock on the OTC Markets Pink Sheets on June 8, 2020 (the “Conditional Option Grant Date”)

The Optionee, VAMI and the Company signed and delivered an Executive Services Consulting Agreement on June 29, 2020, and effective as of July 1, 2020 (the “Consulting Agreement”), pursuant to which and at the direction of VAMI, the Optionee will (i) provide executive consulting services to the Company and assume the title of, and have the duties and responsibilities associated with, the Company’s President and Chief Executive Officer and continue to serve on the Company’s Board of Directors (collectively, the “Company Relationship”).

The Conditional Option Grant became effective as of July 1, 2020 (the “Effective Date”) and is referred to as the “Stock Option” in the remainder of this Agreement.

Pursuant to the terms of the Consulting Agreement, VAMI assigned and transferred the Stock Option to the Optionee and directed the Company to issue the Stock Option directly to and in the name of the Optionee.

The Stock Option is a non-statutory stock option and is being issued pursuant to the Company’s 2006 Incentive Stock Plan (the “2006 Plan”).

The Stock Option has a term of six (6) years; and, vesting as to 50% thereof on the Effective Date and as to the remaining 50% on June 30, 2021.

Accordingly, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived here from, the parties hereto agree as follows:

1. Grant of Stock Option.

Subject to the provisions of this Agreement, the Consulting Agreement and the 2006 Plan the Company, hereby grants to the Optionee as of July 1, 2020 (the “Grant Date”) the Stock Option conferring on the Optionee the right, but not the obligation, to purchase up to 2,500,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares shall become vested and exercisable according to the schedule and at the exercise price set forth in Section 2 hereof. Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the sixth anniversary of the date hereof. Unless otherwise specified, capitalized terms not defined herein shall have the meaning set forth in the Plan.

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2. Vesting and Exercisability of the Stock Option.

(a) Vesting. Subject to the Company Relationship continuing through the dates set forth below and the other provisions of this Agreement, the Stock Option shall vest as follows:

Vesting Date	Number of Shares Vesting and as to Which This Stock Option is Exercisable	Initial Exercise Price
July 1, 2020	1,250,000	$2.60
June 30, 2021	1,250,000	$2.60

Except as otherwise specifically provided herein, upon the termination the Company Relationship the portion of the Stock Option that is not vested as of such dates shall cease vesting and terminate immediately.

(b) Acceleration upon Change in Control. In the event that, following a Change of Control (as defined below), the Company Relationship is terminated on or prior to the 1st anniversary of Effective Date, then all unvested stock option hereunder, regardless of date or condition of vesting, shall vest as of the date of such termination. If, upon the Change of Control, (i) the Company shall cease to be a stand-alone publicly traded entity, or (ii) the acquiring entity is unwilling to assume the equity in an economically equivalent manner, then in either event, all equity shall be deemed to have vested two (2) days prior to the Change of Control, but only if such Change of Control shall actually be consummated.

For the purposes this Agreement, “Change of Control” shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of fifty percent (50%) or more of outstanding Common Stock shall not constitute a Change of Control, and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than fifty percent (50%) of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such acquisition of the outstanding Common Stock, shall not constitute a Change in Control; or (ii) the consummation of a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock of the corporation resulting from Merger, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding Common Stock.

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(c) If the Company Relationship is terminated by the Company prior to the 1st anniversary of the Grant Date without Cause, then all unvested stock option hereunder, regardless of date or condition of vesting, shall vest as of the date of such termination. Cause for purposes of this Grant Agreement shall mean any termination of the Company Relationship by the Company due to misconduct or unsatisfactory performance for any of the following reasons: (i) commission and conviction of a crime against the Company, its affiliates, customers or employees; (ii) commission and conviction of any other crime or violation of law, statute or regulation that creates an inability to perform job duties; and (iii) breach of the terms and conditions of the Consulting Agreement which constitute “Cause” as defined in the Consulting Agreement.

3. Method of Exercise of the Stock Option.

(a) To the extent that all or a portion of the Stock Option has vested, it may be exercised as to such vested amount by delivery to the Company of a written or electronic notice, substantially in the form of Exhibit A hereto (the “Exercise Notice”), stating the number of whole shares to be purchased pursuant to this Agreement; the Exercise Notice shall be accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests, if any, shall be disregarded except that they may be accumulated.

(b) The exercise price of the Stock Option shall be paid:

(i) in cash or by certified check or bank draft payable to the order of the Company;

(ii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company;

(iii) at any time prior to the Company’s listing of any of its securities for trading on a national stock exchange, pursuant to “a net issue” or “cashless” exercise pursuant to Section 3(c) below; or,

(iv) by any other procedure approved by the Board or its Compensation Committee, if any, or by a combination of the foregoing.

(c) Subject to the provisions of Section 3(b) (iii) above, in lieu of exercising this Stock Option pursuant to Section 3(b) (i) and (ii) above the Optionee may elect to receive Option Shares equal to the value of this Stock Option (or portion thereof being exercised) by delivery of the Exercise Notice together with this Stock Option Agreement to the Company, in which event the Company shall issue to the Optionee a number of Option Shares computed using the following formula:

Y (A-B)

X = ———————

A

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Where:

X =	the number of the Option Shares to be issued to the Optionee;
Y =	the number of the vested Option Shares purchasable under this Stock Option or if only a portion of this Stock Option is being exercise, the portion being exercised;
A =	the fair market value of one share of the Company’s common stock on the date prior to the date of exercise; and
B =	the per share Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 3(c), the “per share fair market value” of the Option Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the closing price of the Common Stock as quoted on the OTC Market Group’s Pink Sheets, or on such other exchange or trading platform on which the Company’s Common Stock may then be listed or quoted for trading, on the trading day immediately preceding the date of exercise;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Option Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

4. Termination of the Company Relationship Other Than Due to Death or Disability.

(a) Except as provided in (i) Section 4(b) below with regard to the Optionee’s termination of the Company Relationship for Cause or following an event that would be grounds for a termination of the Company Relationship for Cause, and (ii) Section 5 below with regard to the termination of the Company Relationship due to death or Disability of the Optionee, in the event of the Optionee’s (or VAMI’s) termination of the Company Relationship, the portion of the Stock Option, if any, which is vested and exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the a two year period which commences on the date of termination and expires on the second anniversary of such date of termination or (b) the expiration date of the term of this Stock Option. There shall be no further vesting after the date of such termination of the Company Relationship.

(b) In the event of the Optionee’s (or VAMI’s) termination of the Company Relationship for Cause (as defined in the Consulting Agreement) or by the Company without Cause, the Optionee’s entire Stock Option (whether or not vested) shall vest and may be may be exercised prior to the first to occur of (a) the expiration of the a two year period which commences on the date of termination and expires on the second anniversary of such date of termination or (b) the expiration date of the term of this Stock Option.

(c) In the event of the termination of the Company Relationship by the Company for Cause, all unvested and vested and unexercised options shall be forfeited and canceled in its entirety upon the date such termination of the Company Relationship. There shall be no further vesting after the date of such termination of the Company Relationship.

(d) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Company Relationship at any time, in its sole discretion.

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5. Death or Disability of Optionee.

5.1 In the event of the termination of the Company Relationship due to death (or, in the event of the Optionee’s death following termination of the Company Relationship while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) the expiration of the a one year period which commences on the date of termination and expires on the first anniversary of such date of termination or (b) the expiration date of the term of this Stock Option. There shall be no further vesting after the date of such termination of the Company Relationship.

5.2 In the event of the Optionee’s termination of the Company Relationship due to Permanent Disability (as defined below) of the Optionee, the portion of the Stock Option, if any, which is exercisable at the time of such termination of the Company Relationship may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) the expiration of the a one year period which commences on the date of termination and expires on the first anniversary of such date of termination or (b) the expiration date of the term of this Stock Option. There shall be no further vesting after the date of such termination of the Company Relationship. For purposes of this Agreement, “Permanent Disability” shall mean the inability of the Employee to perform the essential functions of one or more of his primary duties as a result of his incapacity, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which inability continues for a period of sixty (60) Business Days, which need not be consecutive, within any three hundred sixty five (365) day period. A “Business Day” shall mean any day other than weekends and US federal holidays.

6. Non-transferability of the Stock Option. The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

7. Tax Matters.

7.1 The Stock Option is intended to be a Non-statutory Stock Option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

7.2 At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

7.3 The Optionee should consult with a tax advisor before exercising the Stock Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.

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8. Rights as a Stockholder. An Optionee or a transferee, if any, of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

9. Adjustment in the Event of Change in Stock. In accordance with the 2006 Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Board or a duly appointed Compensation Committee thereof regarding any adjustment will be final and conclusive.

10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE COMPANY RELATIONSHIP OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED THE COMPANY RELATIONSHIP FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Other Restrictions.

11.1 Board Discretionary Action. The exercise of the Stock Option shall be subject to the requirement that, if at any time the Board or its Compensation Committee, if any, shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or its Compensation Committee, if any.

11.2 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Stock Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Stock Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. THE OPTIONEE IS CAUTIONED THAT THE STOCK OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE STOCK OPTION IS VESTED. Questions concerning this restriction should be directed to the Company’s General Corporate Counsel or the Chief Financial Officer of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Stock Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Stock Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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11.3 Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Stock Option in the possession of the Optionee in order to carry out the provisions of this Section. The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

11.4 Trading Restrictions. The Company may establish periods from time to time during which the Optionee’s ability to engage in transactions involving the Company’s stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, the Optionee may not exercise Stock Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company (in its sole discretion). The Optionee may be subject to a Restricted Period for any reason that the Company determines appropriate, including, Restricted Periods generally applicable to employees or groups of employees or Restricted Periods applicable to the Optionee during an investigation of allegations of misconduct or conduct detrimental to the Company by the Optionee.

12. Notices.

12.1 Any notice or other communication required or permitted pursuant to this Agreement shall be in writing and addressed as follows:

If to the Company:

SolarWindow Technologies, Inc.

300 Main Street

Suite 6

Vestal, New York 13850

Attention: Harmel S. Rayat, Chairman of the Board

Email: hsr@solarwindow.com

If to the Optionee, to the following address:

Vector Asset Management, Inc.

700 - 688 West Hastings Street
Vancouver, BC V6B 1P1

Attention: President & CEO

JSBhogal@vectorasset.com

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 or, to such other address or facsimile number as any Party shall have furnished to the other in writing in accordance with this Section 12.

12.2 Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

13. Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.

14. Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

15. Conflicts and Interpretation. This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board or its Compensation Committee, if any has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

16. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18. Term.

18.1 The term of this Agreement is six years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein. The Stock Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Expiration Date; (ii) the last date for exercising the Option following termination of the Company Relationship as described in Sections 4 and 5; (iii) under the circumstances described in Section 18.2 below; or (iv) a Change in Control to the extent provided in Section 3.

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18.2 Notwithstanding any other provision of this Agreement, after voluntary or involuntary termination of the Company Relationship for any reason, the Optionee or VAMI, in the sole judgment of the Company, breaches any of the provisions of the Consulting Agreement surviving termination thereof, then to the greatest extent permitted by applicable law: to the extent this Option has not yet been exercised, it shall immediately cease to be exercisable and shall be, and shall be deemed, cancelled.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

20. Other Agreements. Nothing in this Agreement alters, amends, supersedes, or modifies any other agreements, or contractual provisions of other agreements, between the Participant and the Company (including but not limited to consulting agreements, nondisclosure agreements or restrictive covenants), all such other agreements being wholly separate and apart from this Agreement.

21. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Exhibits and Schedules refer to the Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Any Exhibits or Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

22. Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Nevada.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement effective as of the date first above written to be effective as the Effective Date.

VECTOR ASSET MANAGEMENT, INC.

For purpose of acknowledging its assignment and transfer of the Stock Option to the Optionee and its directive to issue the Stock Option directly to and in the name of the Optionee.

By:
Name:	Jatinder S. Bhogal
Title:	President

OPTIONEE

Name:	Jatinder S. Bhogal

SOLARWINDOW TECHNOLOGIES, INC.

By:
Name:	Steve Yan-Klassen
Title:	Chief Financial Officer

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Exhibit A

To the Stock Option Agreement Dated as of June 29 , 2020

Between

SolarWindow Technologies, Inc. and Jatinder S. Bhogal

__________

Form of Notice of Exercise of Non-statutory Stock Option

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Form of Notice of Exercise of Non-statutory Stock Option

SolarWindow Technologies, Inc.

300 Main Street

Suite 6

Vestal, New York 13850

Attention: Harmel S. Rayat, Chairman of the Board

Email: hsr@solarwindow.com

Dear Sir:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise [all] [a portion] of the Stock Option(s) granted to me by SolarWindow Technologies, Inc., a Nevada corporation (the “Company”) on June 8, 2020 (“date of grant”), effective as of July 1, 2020 (“effective date”) at a fair market value of US$ ______ per Share (equal to the closing price of the Shares of the Company’s Common Stock on the date of grant). Pursuant to the terms of such Stock Option(s), I wish to purchase _______________ Shares of the Common Stock covered by such Stock Option(s) at the Exercise Price(s) of US$ ______ per Share (based on the closing price on the trading immediately preceding the date of exercise of this option) or $________________in the aggregate.

Payment being made as follows pursuant to (check as appropriate):

{ }Section 3(b)(i);

{ }Section 3(b)(ii);

{ }Section 3(b)(iii) and (c);

{ }Section 3(b)(iv)

 If pursuant to Section 3(b)(iii) and (c) of the Stock Option Grant Agreement dated as of the Effective Date between me and the Company and calculated as follows (and subject to the Company’s confirmation):

These Shares should be delivered as follows:

Name:

Address:

Social Security or TIN:

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I represent that I will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2006 Incentive Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Dated:	By:

Name:

Email:

Phone:

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